Exhibit 10.5

FIRST AMENDMENT TO LEASE AND EXPANSION

This FIRST AMENDMENT TO LEASE AND EXPANSION (this “Amendment”) is made this 7/25/2017 day of July, 2017 but effective as of July 1, 2017 (the “Effective  Date”), by and between A&H PROPERTIES PARTNERSHIP, a Texas partnership (“Landlord”.) and RAVE RESTAURANT GROUP, INC., a Texas corporation (“Tenant”), with reference to the following facts and objectives:

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement,  dated January 1, 2017 (as amended, the “Lease”), in which Landlord leased to Tenant, those certain premises located at 3551 Plano Parkway, Suite 100, The Colony, Texas 75056, consisting of approximately eighteen thousand seven hundred seventy six (18,776) square feet as more particularly described in the Lease (the “Premises”).

WHEREAS, Landlord and Tenant desire to amend the Lease to expand the original premises by adding an additional 800 square feet of warehouse space located at 3553 Plano Parkway, The Colony, Texas 75056 (the “Expansion Space”), as depicted on Exhibit “A” attached hereto and incorporated herein for all purposes.

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Expansion of Premises; Term of Expansion Space:

Landlord and Tenant hereby agree to expand the Premises by adding the Expansion Space to the Premises on July 1, 2017 (the “Expansion Commencement Date”). It is the intention of Landlord and Tenant that the term of the Expansion Space shall be co-terminus with the Term of the Premises.

2.	Minimum Guaranteed Rental:

Commencing on the Expansion Commencement Date, in addition to the Monthly Base Rent paid under the Lease, Tenant shall pay the amounts below for the Expansion Space:

Sq. Ft.	800
Term (Months)	Annual Base Rental Rate/RSF	Annual Base Rental	Monthly Base Rent
7/1/17-12/31/17	$17.50 NNN	$7,000.00	$1,166.67
1/1/18-12/31/18	$17.50 NNN	$14,000.00	$1,166.67
1/1/19-12/31/19	$18.00 NNN	$14,400.00	$1,200.00
1/1/20-12/31/20	$18.00 NNN	$14,400.00	$1,200.00
1/1/21-12/31/21	$18.50 NNN	$14,800.00	$1,233.33
1/1/22-12/31/22	$18.50 NNN	$14,800.00	$1,233.33
1/1/23-12/31/23	$19.00 NNN	$15,200.00	$1,266.67
1/1/24-12/31/24	$19.00 NNN	$15,200.00	$1,266.67
1/1/25-12/31/25	$19.50 NNN	$15,600.00	$1,300.00
1/1/26-12/31/26	$19.50 NNN	$15,600.00	$1,300.00
Total		$141,000.00

3.	Additional Rent:

In lieu of operating expenses and electricity costs on the Expansion Space, Tenant shall pay one-half (1/2) of the natural gas consumption on the building in which the Expansion Space is located.

4.	Condition of the Expansion Space:

Landlord shall deliver, and Tenant shall accept the Expansion Space in current “as is, where is” condition, with no obligation of Landlord to construct or pay for any improvements to the Expansion Space.

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5.	Integration into Lease:

Upon execution, this Amendment will be integrated into and made a part of the Lease. Except as otherwise provided herein, all other terms and conditions of the Lease, as hereby amended, are ratified and shall remain unchanged and in full force and effect. In the event of any conflict between this Amendment and the Lease, the terms and conditions of this Amendment shall prevail. Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Lease.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the dates noted below.

Landlord:

A&H PROPERTIES PARTNERSHIP,
a Texas partnership

By:	/s/ Ali Khoshgowari
Ali Khoshgowari
General Partner

Tenant:

RAVE RESTAURANT GROUP, INC.,
a Texas corporation

By:	/s/ Scott Crane
Name:	Scott Crane
Title:	CEO

Exhibit “A”

Expansion Space